Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 4, 2026, by and among Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), Bleichroeder Acquisition 2 France, a société par actions simplifiée formed under the laws of the Republic of France and wholly owned subsidiary of the Company (“Merger Sub”, and together with the Company, the “SPAC Parties”), and the purchasers identified on the signature pages hereto, including any purchaser’s successors and assigns (each a “Purchaser” and, collectively, the “Purchasers”). References herein to the “parties” refer to each party that is a signatory hereto, which for the avoidance of doubt, includes the Company, Merger Sub and each of the Purchasers.

WHEREAS, the Company, Pasqal Holding SAS, a société par actions simplifiée formed under the laws of the Republic of France (the “Target”), and Merger Sub entered into an Agreement and Plan of Merger, dated as of February 28, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, including the Reincorporation Merger and the Merger (each as defined below) and any transactions related thereto, the “Business Combination”), pursuant to which, among other things, (i) the Company will merge with and into Merger Sub (the “Reincorporation Merger”), with Merger Sub surviving the Reincorporation Merger, and (ii) as promptly as practicable thereafter, the Target will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Corporation”). References to “Merger Sub” herein shall refer to (i) Merger Sub prior to the consummation of the Business Combination and (ii) the Surviving Corporation after the consummation of the Business Combination, as the context requires.

WHEREAS, subject to the consummation of the Business Combination (and the conditions thereto being satisfied or waived), subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase, securities of the Surviving Corporation as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Corruption Regulations” means (i) the French legal and regulatory provisions relating to the fight against corruption and trafficking in influence, including but not limited to those set forth in Book IV, Title III “Des atteintes à l’autorité de l’Etat” and Title IV “Des atteintes à la confiance publique” of the French Code pénal and (ii) the foreign regulations relating to the fight against corruption having an extraterritorial application, in particular the American (Foreign Corrupt Practices Act) and the British (UK Bribery Act) ones, to the extent these measures are applicable.

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the Cayman Islands or Paris, France are authorized or required by law to remain closed.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Surviving Corporation’s obligations to deliver the Securities, in each case, have been satisfied or waived, which shall occur immediately following the consummation of the Business Combination (and the conditions thereto being satisfied or waived).

“Commission” means the United States Securities and Exchange Commission.

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Convertible Notes” means the Senior Unsecured Convertible Bonds convertible into Shares (obligations convertibles en actions ordinaires), having the rights, preferences and privileges as described in the Terms and Conditions of the Convertible Notes.

“Conversion Shares” means the Shares issued and issuable upon conversion of Convertible Notes purchased pursuant to this Agreement in accordance with the Terms and Conditions.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fight Against Money Laundering and Financing of Terrorism Regulations” means (i) any French legal and regulatory provisions relating to fight against money laundering, including but not limited to those set forth in Book III, Title II “Des autres atteintes aux biens” of the French Code pénal, and those relating to fight against financing of terrorism in particular those included in Book IV, Title II “Du Terrorisme” of the French Code pénal and those included in Book V, Title VI “Obligations relatives à la lutte contre le blanchiment des capitaux, le financement des activités terroristes, les loteries, jeux et paris prohibés et l’évasion et la fraude fiscales” of the French Code monétaire et financier and (ii) the foreign regulations relating to fight against money laundering and financing of terrorism, to the extent these measures are applicable.

“Governmental Authority” means any federal, state, local, foreign government or other governmental, quasi-governmental, regulatory or administrative authority, body, instrumentality, department, board, bureau or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (private or public).

“Inflection Point” shall have the meaning ascribed to such term in Section 5.1.

“Liabilities” means any and all liabilities, indebtedness, legal Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards).

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Merger Sub Party” means Merger Sub and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Merger Sub (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means any placement agent for the PIPE Investment (as defined in the Business Combination Agreement).

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchaser Party” means the Purchasers and each Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls a Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement by and among the Surviving Corporation, the Purchasers and the other parties thereto, substantially in the form attached hereto as Exhibit C.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants (assuming for this purpose, an exercise price equal to the lower of (i) the VWAP Reset Floor and (ii) the Strike Price then in effect (each as defined in the Terms and Conditions of the Warrants)) and conversion in full of the Convertible Notes (assuming for this purpose, a conversion price equal to the Floor Price (as defined in the Terms and Conditions of the Convertible Notes) and taking into account PIK dividends for a period of at least three years following the Closing Date), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Sanctioned Country” means any country or territory that is subject to general restrictions relating to exports, imports, financings or investments under the Sanctions Regulations. As at the date hereof, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea and Sebastopol, as well as the Ukrainian oblasts of Donetsk, Kherson, Luhansk and Zaporizhzhia, it being specified that this list may be amended from time to time.

“Sanctions Regulations” means any restrictive measures enacted, adopted, administered, imposed or enforced by the United Nations Security Council and/or the European Union and/or the French Republic through the Direction Générale du Trésor (DGT) and/or the US government through the Office of Foreign Assets Control of the US Department of Treasury (OFAC) and/or the Bureau of Industry and Security (BIS) of the US Department of Commerce and/or the United Kingdom through His Majesty’s Treasury (HMT) and/or any other similar authority enacting restrictive measures, to the extent applicable.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(k).

“Securities” means the Convertible Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the ordinary shares of the Surviving Corporation, par value €0.10 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“SPAC Party Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, (i) has had or would reasonably be expected to result in a material adverse change or have a material adverse effect upon on the assets, Liabilities, financial condition, business, operations or properties of the Company or Merger Sub, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Company or Merger Sub to consummate its obligations under this Agreement.

“Sponsor” means Bleichroeder Sponsor 2 LLC, a Delaware limited liability company.

“Stated Value” means the amount set forth across from the Purchasers’ names on Schedule A hereto in U.S. dollars.

“Stock Exchange” means either The Nasdaq Stock Market LLC or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean the aggregate amount to be paid for the Convertible Notes and the Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchasers’ names on Schedule A hereto in U.S. dollars and in immediately available funds.

“Target Companies” means the Target and its subsidiaries.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority.

“Terms and Conditions of the Convertible Notes” means the terms and conditions (termes et conditions) of the Convertible Notes into Shares (des obligations convertibles en actions ordinaires) substantially in the form attached hereto as Exhibit A, which will be attached to the Surviving Corporation’s shareholders’ decision issuing the Convertible Notes.

“Terms and Conditions of the Warrants” means the terms and conditions (termes et conditions) of the Warrants substantially in the form attached hereto as Exhibit B, which will be attached to the Surviving Corporation’s shareholders’ decision issuing the Warrants.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Terms and Conditions of the Convertible Notes, the Terms and Conditions of the Warrants, the Warrants, the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transactions” means each of the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent of the Company or the Surviving Corporation, as applicable.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrant Shares” means the Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the warrants of the Surviving Corporation exercisable for Shares delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Surviving Corporation will sell, and each Purchaser will purchase, a Convertible Note with an aggregate Stated Value as set forth opposite such Purchaser’s name on Schedule A hereto, and a Warrant to purchase up to a number of Shares as determined pursuant to Section 2.2(a). Not later than 10:00 am Eastern Time on the date two Business Days prior to the date on which the Closing will occur, which shall be immediately following the consummation of the Business Combination (and the conditions thereto being satisfied or waived) (the “Closing Date”), Merger Sub (as the surviving entity following the Reincorporation Merger) shall provide written notice (which may be via email) to the Purchasers (the “Closing Notice”) that (i) all closing conditions pursuant to the Business Combination Agreement (as determined by the parties to the Business Combination Agreement) have been satisfied or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby) and (ii) all closing conditions pursuant to this Agreement (as determined by the parties to this Agreement) have been satisfied or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the Closing pursuant to this Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the Business Combination), and that such date is the Closing Date, which Closing Notice shall contain wire instructions for the Surviving Corporation’s operating account.

2.2 Deliveries.

(a) On the Closing Date, which shall be immediately following the consummation of the Business Combination (and the conditions thereto being satisfied or waived), the Surviving Corporation shall deliver or cause to be delivered to the Purchasers the following:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) the Convertible Note with an aggregate Stated Value as set forth opposite each Purchaser’s name on Schedule A hereto, registered in the name of the Purchaser, and evidence of the filing of the Terms and Conditions;

(ii) a Warrant registered in the name of each Purchaser to purchase up to a number of Shares equal to 125% of the total number of Shares into which such Purchaser’s Convertible Note is convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein; and

(iii) the Registration Rights Agreement duly executed by the Surviving Corporation.

(b) On the Closing Date, which shall be immediately following the consummation of the Business Combination (and the conditions thereto being satisfied waived), each Purchaser shall deliver or cause to be delivered to the Surviving Corporation, the following:

(i) the Convertible Note duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser;

(iii) a duly signed subscription form (bulletin de souscription) relating to the subscription of such Purchaser’s Convertible Note and any other document to be delivered by the Purchaser on the Closing Date pursuant to Terms and Conditions of the Convertible Notes;

(iv) the Purchaser’s counter-signature to the Warrant described in Section 2.2(a)(ii) and any other documents required to be delivered by the Purchaser on the Closing Date pursuant to Terms and Conditions of the Warrants;

(v) a duly executed IRS Form W-9 or appropriate form W-8 and any other tax-related documentation or information reasonably requested the Company; and

(vi) the Purchaser’s Subscription Amount.

2.3 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur substantially concurrently with the Closing; and

(ii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Business Combination) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(b) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.3(b)(ii), all representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchasers of each of the representations, warranties and agreements of the Purchasers contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the representations and warranties of the Purchasers contained in Section 3.2(q) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchasers of such representations and warranties;

(iii) the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

(iv) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(c) The obligation of the Purchasers to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchasers of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the SPAC Parties contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, SPAC Party Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, SPAC Party Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the SPAC Parties of each of the representations, warranties and agreements of the SPAC Parties contained in this Agreement as of the Closing Date, but without giving effect to the consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the SPAC Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Company Material Adverse Effect and / or Parent Material Adverse Effect (each as defined in the Business Combination Agreement); and

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the SPAC Parties. Except as set forth in any SEC Reports filed by the Company or other documents submitted or furnished to the Commission by the Company on or prior to the date hereof, or on or prior to the Closing Date, as applicable, and provided that no representation or warranty by the Company shall apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the Commission or the Company’s auditor or accountant that is applicable to the SPAC Parties (collectively, the “Company SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the Company SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company, each SPAC Party represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) Such SPAC Party (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Party Material Adverse Effect.

(b) As of the Closing Date, the Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the SPAC Party or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Surviving Corporation’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents have been duly authorized, validly executed and delivered by such SPAC Party, and assuming the due authorization, execution and delivery of the same by the Purchasers of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of such SPAC Party, enforceable against such SPAC Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Securities hereunder, the compliance by such SPAC Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such SPAC Party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such SPAC Party is a party or by which such SPAC Party is bound or to which any of the property or assets of such SPAC Party is subject, (ii) the Organizational Documents of such SPAC Party, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such SPAC Party or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a SPAC Party Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement, such SPAC Party is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a SPAC Party Material Adverse Effect.

(f) Except for such matters as have not had and would not have a SPAC Party Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of such SPAC Party, threatened in writing against such SPAC Party or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against such SPAC Party.

(g) Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by such SPAC Party to the Purchasers.

(h) Neither such SPAC Party nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither such SPAC Party nor any person acting on such SPAC Party’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by such SPAC Party for purposes of the Securities Act or any applicable shareholder approval provisions. Neither such SPAC Party nor any person acting on such SPAC Party’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the SPAC Party, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) Except as would not reasonably be expected to be material to the SPAC Party, the SPAC Party is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from the topics referenced in the Company SEC Guidance, and any restatement, revision or other modification to the SEC Reports (including any financial statements contained therein) relating to or arising from the Company SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

(l) As of the date hereof, the authorized share capital of the Company is $55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) and 5,000,000 preference shares of a par value of $0.0001 (the “Preference Shares”), of which (i) 18,034,273 Class A Ordinary Shares and 9,583,333 Class B Ordinary Shares and no Preference Shares were issued and outstanding; (ii) 9,583,333 public warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, and 7,750,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share (together “Outstanding Warrants”), were issued and outstanding and (iii) no Ordinary Shares were subject to issuance upon exercise of outstanding options. No Outstanding Warrants are exercisable on or prior to the closing of the Business Combination. As of the date hereof, except as set forth above and as contemplated by the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Upon the consummation of the Business Combination, all Class A Ordinary Shares, Class B Ordinary Shares and Preference Shares will automatically convert into duly authorized, validly issued, fully paid and non-assessable Shares, and all Outstanding Warrants will automatically convert into a warrant to purchase one Share.

(m) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “BBCQ.” Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement: (i) there is no suit, Action, Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on the Stock Exchange and (ii) the Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act. Following the Reincorporation Merger and upon consummation of the Business Combination, the Shares are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(n) None of the SPAC Parties are, and immediately after receipt of payment for the Securities and consummation of the Business Combination, none of the SPAC Parties will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) The Company’s accounting firm is WithumSmith+Brown, PC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(p) There are no disagreements of any kind presently existing, or reasonably anticipated by such SPAC Party to arise, between such SPAC Party and the accountants and lawyers formerly or presently employed by such SPAC Party and such SPAC Party is current with respect to any fees owed to its accountants and lawyers which could affect such SPAC Party’s ability to perform any of its obligations under any of the Transaction Documents.

(q) Such SPAC Party acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. Such SPAC Party further acknowledges that none of the Purchasers are acting as a financial advisor or fiduciary of such SPAC Party (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchasers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. Such SPAC Party further represents to the Purchasers that such SPAC Party’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the SPAC Party and its representatives.

(r) Such SPAC Party has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of such SPAC Party to facilitate the sale or resale of any of the Securities.

(s) Such SPAC Party (i) represents and undertakes that it has complied and will comply with all Fight Against Money Laundering and Financing of Terrorism Regulations and (ii) represents pursuant to Fight Against Money Laundering and Financing of Terrorism Regulations that (x) it acts for its own benefit (y) the origin of funds available to such SPAC Party for the subscription of the Securities upon the Closing Date is legal and does not come from an activity contrary to Fight Against Money Laundering and Financing of Terrorism Regulations, Sanctions Regulations or Anti-Corruption Regulations and (z) it has not facilitated by any means the false justification of the origin of goods or income of the perpetrator of a crime or an offence which has brought it a direct or indirect profit, or provided an assistance for any investment, concealment or conversion transaction of the direct or indirect outcome of any crime or offence or the financing of a terrorist activity.

(t) Such SPAC Party represents that it has complied and undertakes to comply with all Anti-Corruption Regulations and not to use the funds of such SPAC Party or any of its subsidiaries made available for the transactions contemplated herein that constitute or contribute to an act of corruption or trafficking in influence. In addition, such SPAC Party represents that all the necessary measures have been taken and, in particular, appropriate procedures and codes of conduct had been adopted and implemented to prevent any violation of Anti-Corruption Regulations. Insofar as each SPAC Party is or becomes subject to the provisions of article 17 of Law n°2016-1691 relating to transparency, anti-corruption and modernisation of the economy (loi relative à la transparence, à la lutte contre la corruption et à la modernisation de la vie économique), such SPAC Party represents that it has taken all necessary measures and, in particular, has adopted and implemented appropriate procedures and codes of conduct in order to prevent any violation of such Anti-Corruption Regulations.

(u) Such SPAC Party represents that it has and undertakes that it will, comply with all Sanctions Regulations and not to use the funds of the such SPAC Party or any of its subsidiaries that will be available upon the Closing Date (i) in a Sanctioned Country or (ii) in a way which may result in a violation by such SPAC Party of the Sanctions Regulations. None of the SPAC Parties nor any of its subsidiaries and, to its knowledge, any of their respective agents, representatives, managers and employees is (i) targeted by, or subject to, Sanctions Regulations, and/or (ii) involved in activities that would be prohibited by Sanctions Regulations.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, validly executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the SPAC Parties and any other party thereto, each Transaction Document to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of the Transaction Documents and the documents listed in Section 2.2(b), including the purchase of the Securities hereunder, the compliance by the Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the Organizational Documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) (i) As of the date hereof and on the Closing Date and on each date on which it exercises any Warrants or converts a Convertible Note, the Purchaser, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account, as applicable, is or will be, an “institutional accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule B hereto, (ii) the Purchaser is acquiring the Securities only for its own account and not for the account of others, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) the Purchaser is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. Each Purchaser has provided the SPAC Parties with the requested information on Schedule B following the signature page hereto and the information contained therein is accurate and complete.

(e) The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer nor sale of the Securities has been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the SPAC Parties are not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f) The Purchaser understands and agrees that it is purchasing the Securities directly from the Surviving Corporation. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by the SPAC Parties, the Target Companies, the Placement Agent, the Sponsor, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the SPAC Parties set forth in this Agreement. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Sponsor, its Affiliates (other than the SPAC Parties), or any of its or its’ Affiliates respective control persons, officers, directors or employees, (iii) the Placement Agent, its Affiliates or any of its or its Affiliates’ control persons, officers, directors or employees, or (iv) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(g) In making its decision to purchase the Securities, the Purchaser has relied solely upon independent investigation made by the Purchaser of the SPAC Parties’ representations in Section 3.1 of this Agreement. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the SPAC Parties, the Target Companies and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the Company’s filings with the Commission. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that certain information provided by the SPAC Parties was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that the information provided to the Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Business Combination (which will include substantial additional information about the SPAC Parties, and the Business Combination and will update and supersede the information previously provided to the Purchaser). The Purchaser acknowledges and agrees that none of the Sponsor or any of its Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Sponsor or any of its respective Affiliates or Representatives has made or makes any representation as to the SPAC Parties or the Target Companies or the quality or value of the Securities. In addition, the SPAC Parties, the Sponsor and their respective Affiliates or Representatives may have acquired non-public information with respect to the SPAC Parties or the Target Companies which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, none of the SPAC Parties, the Placement Agent, the Target Companies, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser.

(h) The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the SPAC Parties or their Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates, and Securities were offered to the Purchaser solely by direct contact between the Purchaser and the SPAC Parties or their Affiliates. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the SPAC Parties represent and warrant that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including but not limited to those set forth in the SEC Reports. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Surviving Corporation. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k) The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank, or (iv) targeted by, or subject to Sanctions Regulations and/or involved in activities that would be prohibited by Sanctions Regulations. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Surviving Corporation as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Surviving Corporation from and after the Closing as a result of the purchase and sale of Securities hereunder.

(n) The Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iv) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the SPAC Parties, the Target Companies, the Placement Agent, the Sponsor or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the SPAC Parties contained in Sections 3.1 of this Agreement, in making its investment or decision to invest in the Surviving Corporation. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Sponsor, its Affiliates (other than the SPAC Parties), or any of its or its’ Affiliates respective control persons, officers, directors or employees, (iii) the Placement Agent, its Affiliates or any of its or its Affiliates’ control persons, officers, directors or employees, or (iv) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder.

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Securities to the Purchaser.

(q) At all times on or prior to the Closing Date, the Purchaser has no binding commitment or a current plan or intention, nor presently has any plan or intention to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(r) As of the date hereof, neither the Purchaser, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, has, and during the 30-day period immediately prior to the date hereof has, entered into any hedging activities or executed any Short Sales with respect to the securities of the Company and the Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing (or the earlier termination of this Agreement in accordance with its terms).

(s) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) The Purchaser acknowledges that (i) the Company, the Target Companies, the Sponsor, the Placement Agent and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives may later come into possession of, information regarding the SPAC Parties and the Target Companies that is not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the SPAC Parties, the Target Companies, the Placement Agent, the Sponsor or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the SPAC Parties, the Target Companies, the Placement Agent, the Sponsor and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(u) The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the SPAC Parties.

(v) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent, any of their respective Affiliates or any of their respective control persons, officers, directors and employees, in making its investment or decision to invest in the Surviving Corporation.

(w) The Purchaser agrees that the Placement Agent shall not be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the SPAC Parties or any other person or entity), whether in contract, tort or otherwise, to any Purchaser, or to any person claiming through such Purchaser, in respect of the Transactions.

(x) Each Purchaser hereby acknowledges and agrees that (a) the Placement Agent is not and shall not be construed as a fiduciary for such Purchaser, the SPAC Parties or any other person or entity in connection with the Transaction, (b) Placement Agent has not made or will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, and (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the SPAC Parties or the Transactions.

(y) The Purchaser understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the SPAC Parties, the Placement Agent and the Target Companies.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Surviving Corporation or to an Affiliate of any Purchaser, the Surviving Corporation may require the transferor thereof to provide to the Surviving Corporation an opinion of counsel selected by the transferor and reasonably acceptable to the Surviving Corporation, the form and substance of which opinion shall be reasonably satisfactory to the Surviving Corporation, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement, and shall have the rights and obligations of the Purchasers under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in one or more of the following forms:

(i) NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(ii) Any legend set forth in, or required by, the Transaction Documents.

(iii) Any legend required by any applicable securities laws to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

(c) If requested by the Purchaser, the Surviving Corporation shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares being sold under an effective registration statement or pursuant to Rule 144 under the Securities Act (“Rule 144”) at the time of sale of such Shares and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Purchaser as reasonably requested by the Surviving Corporation, its counsel or the transfer agent, establishing that restrictive legends are no longer required. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) Each Purchaser agrees with the SPAC Parties that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.1 is predicated upon the Surviving Corporation’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The SPAC Parties acknowledge that the issuance of the Securities may result in dilution of the outstanding Shares, which dilution may be substantial under certain market conditions. The SPAC Parties further acknowledge that their respective obligations under the Transaction Documents, including, without limitation, the obligations of the Surviving Corporation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the SPAC Parties may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Surviving Corporation.

4.3 Furnishing of Information; Public Information. Until the time that no Purchaser owns any Securities, the Company, and following the Merger, the Surviving Corporation, shall use commercially reasonable efforts to maintain the registration of the Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company and the Surviving Corporation, as may be the case, after the date hereof pursuant to the Exchange Act so long as the Company and the Surviving Corporation remain subject to such reporting requirements of the Exchange Act.

4.4 Integration. The SPAC Parties shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Terms and Conditions of the Warrants and the form of Notice of Conversion included in the Terms and Conditions of the Convertible Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Convertible Notes. Surviving Corporation shall honor exercises of the Purchasers’ Warrants and conversions of the Purchasers’ Convertible Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The SPAC Parties shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the Commission in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the SPAC Parties that exclusively as a result of the transactions contemplated by this Agreement a Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the SPAC Parties, or that a Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.8 Non-Public Information. The Company and Merger Sub covenant and agree that neither they, nor any other Person acting on their behalf will provide the Purchasers or their agents or counsel with any information that constitutes, or the Company and Merger Sub reasonably believe constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company and Merger Sub to keep such information confidential. The Company and Merger Sub understand and confirm that the Purchasers shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Surviving Corporation shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes, in the Surviving Corporation’s exclusive discretion.

4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, the Purchasers will, severally and not jointly, indemnify and hold each Company Party and Merger Sub Party, harmless from any and all Losses that any such Company Party or Merger Sub Party (as applicable) may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Company Party’s or Merger Sub’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Merger Sub Party may have with any such shareholder or any violations by such Company Party or Merger Sub Party (as applicable) of state or federal securities laws or any conduct by such Company Party or Merger Sub Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the omission to notify such Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party under this Section 4.10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Surviving Corporation shall maintain a reserve of the Required Minimum from its duly authorized Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) Shares is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of Shares previously issued pursuant to the Transaction Documents, then the board of directors of the Surviving Corporation shall use commercially reasonable efforts to amend the Surviving Corporation’s memorandum and articles of association to increase the number of authorized but unissued Shares to at least the Required Minimum at such time (minus the number of Shares previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Surviving Corporation will not be required at any time to authorize a number of Shares greater than the maximum remaining number of Shares that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Surviving Corporation shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such Shares to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchasers evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Surviving Corporation agrees to use commercially reasonable efforts to maintain the eligibility of the Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Certain Transactions and Confidentiality. The Purchasers covenant that none of the Purchasers, nor any Affiliate acting on behalf of any Purchaser or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at the Cleanse Time (as defined below). The Purchasers covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company (the “Cleanse Time”), the Purchasers will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that, (i) the Purchasers do not make any representation, warranty or covenant hereby that they will not engage in effecting transactions in any securities of the Company after the Cleanse Time and (ii) the Purchasers shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the Cleanse Time. Notwithstanding the foregoing, if any Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13 Blue Sky Filings. The SPAC Parties shall take such action as the SPAC Parties shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.14 PIPE Investments. The SPAC Parties covenant and agree that they shall not, prior to the Closing, enter into any agreement to issue and sell securities of the Surviving Corporation on terms that are more favorable, in the aggregate, to the Purchasers than the Transactions contemplated by this Agreement and the other Transaction Documents. For purposes of this Section 4.14, “more favorable” shall include, without limitation, more favorable economic terms (including pricing, discounts, warrants, interest rates, original issue discount or fees), more favorable conversion, redemption or repayment rights, superior liquidation or priority rights, enhanced anti-dilution protections, or more favorable covenant or consent rights.

4.15 Business Combination Agreement. The SPAC Parties shall agree to waive, modify supplement or amend any provision of the Business Combination Agreement in a manner that is materially adverse to the rights, preferences, privileges or economic interests of the Purchasers without the prior written consent of the Purchasers.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the SPAC Parties may terminate this Agreement with respect to the Purchasers if any of the conditions set forth in Section 2.3(a) applicable to any Purchaser shall have become incapable of fulfillment, and shall not have been waived by the SPAC Parties; and (ii) the Purchasers may terminate this Agreement if (X) any of the conditions set forth in Section 2.3(b) shall have become incapable of fulfillment, and shall not have been waived by the Purchasers or (Y) the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 10.01(d) of the Business Combination Agreement, as such date may be amended or extend from time to time under the terms of the Business Combination Agreement by the parties thereto. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such intentional breach; provided that in the event that the Business Combination Agreement is ever terminated by the SPAC Parties and/or the Target for any reason, the Purchasers hereby agree not to indirectly assert a claim against the Target by funding the SPAC Parties or any other party to assert any such claim.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The SPAC Parties shall not retain a placement agent or other intermediary in connection with the sale, issuance and/or placement of the Securities hereunder, and no fee tied to the gross proceeds received from the sale of the Securities, expense reimbursement or other compensation of any kind shall be payable by any SPAC Party or any of their affiliates in connection therewith. The SPAC Parties shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the SPAC Parties and any conversion notice delivered by a Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Central European time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Central European time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as indicated below or as set forth on the signature pages attached hereto:

If to the Company, to:

Bleichroeder Acquisition Corp. II

1345 Avenue of the Americas, Fl 47

New York, NY 10105

Attention: Robert Folino

Email: Robert.Folino@bspac1.com

With a copy to (which shall not constitute notice):

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, TX 75201

Attention: Lynwood E. Reinhardt Jr., Esq.

Email: LReinhardt@reedsmith.com

If to Merger Sub, to:

Bleichroeder Acquisition 2 France

1345 Avenue of the Americas, Fl 47

New York, NY 10105

Attention: Andrew Gundlach, Chief Executive Officer

Email: andrew.gundlach@bleichroederlp.com

With a copy to (which shall not constitute notice):

Reed Smith LLP

112 Av. Kléber

Paris 75116 France

Attention: Guilain Hippolyte

Email: ghippolyte@reedsmith.com

and

Reed Smith LLP

2850 N. Harwood Street, Suite 1500 Dallas,

TX 75201

Attention: Lynwood E. Reinhardt Jr., Esq.

Email: LReinhardt@reedsmith.com

If to the Target, to:

Pasqal Holding SAS

24 Av. Emile Baudot

91120 Palaiseau

France

Attention: Wasiq Bokhari Loïc Henriet Charline Stonehouse

Email: wasiq.bokhari@pasqal.com loic@pasqal.com charline.stonehouse-ext@pasqal.com

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

61, rue des Belles Feuilles

Paris 75116 France

Attn: Yves Lepage, Olivier Jouffroy

Email: ylepage@orrick.com; ojouffroy@orrick.com

and

Orrick, Herrington & Sutcliffe LLP

51 W 52nd St New York, New York 10019

Attn: Albert Vanderlaan Marsha Mogilevich

Email: avanderlaan@orrick.com mmogilevich@orrick.com

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Merger Sub and the Purchasers or, in the case of a waiver, by the Company, Merger Sub or the Purchasers, as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, Schedule A may be amended by a written instrument signed by the Company, Merger Sub and Inflection Point Fund I, LP (“Inflection Point”), to increase Inflection Point’s Subscription Amount by an aggregate amount of up to $50.0 million, without the consent of any other Purchasers. Any such additional investment may be made by Inflection Point or by any one or more investment funds, vehicles or accounts managed, advised or controlled by Inflection Point or any of its Affiliates, as designated by Inflection Point in its sole discretion.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor Merger Sub may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchasers (other than by merger). A Purchaser may not assign any of its rights under this Agreement to any Person, in whole or in part, without the prior written consent of the SPAC Parties (which following the consummation of the Business Combination, shall refer to the Surviving Corporation). Any attempted assignment of rights or obligations in violation of this Section 5.7 shall be null and void. Any permitted assignee pursuant to the foregoing sentence to whom a Purchaser assigns or transfers any Securities shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8; provided, however, each of the SPAC Parties and the Purchasers hereby agree that each Placement Agent and the Target are intended third-party beneficiaries of this Agreement, including the representations and warranties of the SPAC Parties and the Purchasers. Further, any amendment or waiver hereto that adversely affects the rights of the Placement Agent or the Target shall require the written consent of the Placement Agent or Target, as applicable.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Terms and Conditions) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, other than the Terms and Conditions), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained in Section 3.1 and Section 3.2 herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the SPAC Parties do not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the SPAC Parties, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Purchaser’s Convertible Note, the Purchaser shall be required to return any Shares subject to any such rescinded conversion or (y) a recission of an exercise of a Warrant, the Purchaser shall be required to return any Shares subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the SPAC Parties for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Surviving Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Surviving Corporation of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the SPAC Parties will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the SPAC Parties makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the SPAC Parties, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the SPAC Parties hereby agree not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by a Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the SPAC Parties under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the SPAC Parties may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the SPAC Parties to a Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the SPAC Parties, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. Merger Sub’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of Merger Sub and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and the Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Shares that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation;” and (iii) the words “herein,” “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.21 Trust Account Waiver. The Purchasers hereby acknowledge that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated January 7, 2026 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.21 shall be deemed to limit the Purchasers’ right to distributions from the Trust Account in accordance with the Company’s memorandum and articles of association in respect of any redemptions by a Purchaser in respect of the Shares acquired by any means other than pursuant to this Agreement. Each Purchaser agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC Parties to induce the SPAC Parties to enter into this Agreement, and the Purchaser further intends and understands such waiver to be valid, binding and enforceable against the Purchaser and each of its Affiliates under applicable Law. To the extent the Purchaser or any of its Affiliates commences any action based upon, in connection with, relating to or arising out of any matter relating to the SPAC Parties, which action seeks, in whole or in part, monetary relief against a SPAC Party, the Purchaser hereby acknowledges and agrees that such Purchaser and its Affiliates’ sole remedy will be against funds held outside of the Trust Account and that such claim will not permit the Purchaser or its Affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account or any amounts contained therein.

5.22 Not a Group; Independent Nature of Purchasers’ Obligations and Rights. The Parties agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Purchaser agrees that, for purposes of determining beneficial ownership of such Purchaser, it shall disclaim any beneficial ownership by virtue of this Agreement of the Securities owned by the other Purchasers, and the SPAC Parties agree that the Surviving Corporation shall recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the SPAC Parties acknowledge that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the SPAC Parties acknowledge that the Purchasers are not acting in concert or as a group, and the SPAC Parties shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Purchaser to enter into this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment in the Securities and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Securities or enforcing its rights under this Agreement. The SPAC Parties and each Purchaser confirm that each Purchaser has had the opportunity to independently participate with the SPAC Parties in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the SPAC Parties, not the action or decision of any Purchaser, and was done solely for the convenience of the SPAC Parties and not because it was required to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the SPAC Parties and a Purchaser, solely, and not between the SPAC Parties and the Purchasers collectively and not between and among the Purchasers.

5.23 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.2 ABOVE, NONE OF THE COMPANY, MERGER SUB, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASERS AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF MERGER SUB OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

5.24 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Bleichroeder Acquisition Corp II

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLEICHROEDER ACQUISITION 2 FRANCE

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________

Name of Authorized Signatory: ____________________________________________

Title of Authorized Signatory: _____________________________________________

Email Address of Authorized Signatory: _____________________________________

Address for Notice to Purchaser: ___________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________

EIN Number: ___________________________________________________________

SCHEDULE A

Schedule of Purchasers

[***]

SCHEDULE B

Eligibility Representations of Purchaser

[***]

EXHIBIT A

Terms and Conditions of the Convertible Notes

EXHIBIT B

Terms and Conditions of the Warrants

EXHIBIT C

Form of Amended and Restated Registration Rights Agreement